Exhibit (b)(2)

CONFIDENTIAL

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

BANK OF AMERICA, N.A.

One Bryant Park

New York, NY 10036

March 30, 2018

Project Malbec

Joinder Agreement to Commitment Letter

Ladies and Gentlemen:

Reference is hereby made to the Commitment Letter and the Exhibits and Schedules attached thereto (collectively, and as in effect on March 20, 2018), the “Commitment Letter”), a copy of which is attached hereto as Annex A, from Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS” or the “Lead Arranger”) and Bank of America, N.A. (“Bank of America”), addressed to salesforce.com, inc. (the “Borrower”). Capitalized terms used in this joinder letter agreement, together with the schedules and annex hereto (this “Joinder Agreement”) but not defined herein shall have the respective meanings assigned to such terms in the Commitment Letter.

Each institution listed on Schedule I hereto other than Bank of America (each, an “Additional Bank Party”, and together, the “Additional Bank Parties”) has advised the Lead Arranger and the Borrower that it desires to become a party to the Commitment Letter as set forth herein.

A.	Joinder

1.    Except as expressly set forth in this Joinder Agreement, and notwithstanding anything to the contrary contained in the Commitment Letter, each of the parties hereto acknowledges and agrees that for all purposes, (i) references to “Lenders” in the Commitment Letter, (ii) references to “parties hereto” and similar expressions in Section 6 (other than the tenth paragraph of Section 6), (iii) references to “Initial Lender” in the second paragraph of Section 3 and the last sentence of the first paragraph of Section 4, (iv) references to “Commitment Parties” in the first paragraph of the Commitment Letter and the first paragraph of Section 4, Section 5 (other than the second sentence of the first paragraph of Section 5) and Section 6 (other than the first sentence of the last paragraph of Section 6) of the Commitment Letter, (v) references to “us” in the second clause of the last sentence of the last paragraph of Section 4, second paragraph of Section 5, the last sentence of the first paragraph of Section 6 and the penultimate sentence of the fifth paragraph of Section 6 and (vi) references to “we” in the last sentence of the first paragraph of Section 6 (clauses (i) through (vi), collectively, the “Specified Sections”), in each case shall be amended hereby to include the Additional Bank Parties with respect to such provisions, and that each Additional Bank Party (A) shall be bound by all of the duties and obligations of a Lender, Initial Lender or Commitment Party (solely with respect to the Specified Sections) under the Commitment Letter and (B) shall be afforded, to the same scope and extent, all benefits, rights, remedies and protective provisions, in each case, to the extent afforded to Lenders, Initial Lender or Commitment Parties (solely with respect to the Specified Sections) and owed all the duties and obligations of the Borrower to Lenders, Initial Lender or Commitment Parties (solely with respect to the Specified Sections) under the Commitment Letter, as if such Additional Bank Party were a party thereto as of the date of the Commitment Letter, including, without limitation, the benefit of any notices, indemnities and exculpatory provisions benefiting Lenders, Initial Lenders or Commitment Parties (solely with respect to the Specified Sections) contained in the Commitment Letter.

2.    It is hereby agreed and understood that notwithstanding anything to the contrary contained in the Commitment Letter or this Joinder Agreement, (a) MLPFS shall continue to act as the exclusive and sole lead arranger and sole bookrunner for the Bridge Facility; each reference to “the Lead Arranger” contained in the Commitment Letter shall be a reference only to MLPFS or its designated affiliate pursuant to the tenth paragraph of Section 6, and the Additional Bank Parties shall not have any of the rights or obligations of the Lead Arranger under the Commitment Letter, (b) Bank of America shall continue to act as the sole Administrative Agent with respect to the Bridge Facility and (c) no title is being offered to or conferred upon any Additional Bank Party with respect to the Bridge Facility under this Joinder Agreement.

3.    The parties hereto acknowledge and agree that the commitment of Bank of America and each Additional Bank Party to fund the Bridge Facility on the Funding Date in the amount of its respective commitment set forth on Schedule I hereto after giving effect to this Joinder Agreement is subject only to the Funding Conditions.

4.    The parties hereto acknowledge and agree that the benefits, rights, remedies and protective provisions afforded to, and obligations owed to each Additional Bank Party, and the duties and obligations of such Additional Bank Party under the Commitment Letter, as provided in Section A.1 above, are subject to the following:

(a)    Bank of America hereby confirms its commitment to the Bridge Facility under the Commitment Letter and each Additional Bank Party hereby commits, severally and not jointly, in its capacity as a Lender, to provide to the Borrower the amount of the Facility listed on Schedule I hereto (such Additional Bank Party’s “Assumed Commitment”), on the terms set forth herein and in the Commitment Letter, such commitment having the same force and effect as if such Additional Bank Party was originally named therein as a Commitment Party and Initial Lender. Pursuant to Section 3 of the Commitment Letter, the Borrower and Bank of America hereby agree that Bank of America’s commitment to provide the Bridge Facility is hereby reduced dollar-for-dollar by the aggregate Assumed Commitment of the Additional Bank Parties such that immediately after the execution of this Joinder Agreement, the commitment of each Lender (including Bank of America and the Additional Bank Parties) is as set forth on Schedule I hereto.

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(b)    No Additional Bank Party or any of its affiliates, in its capacity as a Lender, shall have any of the duties or obligations of, or be afforded any of the rights expressly afforded to the Administrative Agent under the Commitment Letter in its capacity as such; each reference to “the Administrative Agent” contained in the Commitment Letter shall be a reference solely to Bank of America, in its capacity as such.

(c)    Each reference to the “Fee Letter” contained in the Commitment Letter, shall, with respect to each Additional Bank Party in its capacity as a party to the Commitment Letter, be deemed to refer only to this Section A.4(c) and Schedule II hereto (and it is hereby agreed that (x) the Administrative Agent shall be required to pay fees to the Additional Bank Parties only to the extent that it has received the fees set forth in the Fee Letter from the Borrower in accordance with the terms of the Fee Letter and (y) the Additional Bank Parties shall not have any rights or benefits, except as expressly set forth in Schedule II hereto, with respect to any provisions of the Fee Letter); provided that, for the avoidance of doubt, this Joinder Agreement (and all exhibits and schedules hereto (other than Schedule II)) shall be treated for purposes of the first paragraph of Section 6 of the Commitment Letter as if it were the “Commitment Letter” referred to therein, and Schedule II hereto shall be treated for purposes of the first paragraph of Section 6 of the Commitment Letter as if it were the “Fee Letter” referred to therein. All fees payable to each Additional Bank Party shall be payable in U.S. dollars in immediately available funds to such Additional Bank Party, for its own account, free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto. All of the fees described in this Joinder Agreement shall be fully earned upon becoming due and payable in accordance with the terms hereof, shall be nonrefundable for any reason whatsoever and shall be in addition to any other fees payable pursuant to the Commitment Letter or the Loan Documentation. Each Additional Bank Party reserves the right (subject to the terms hereof and of the Commitment Letter) to allocate, in whole or in part, to its affiliates certain fees payable to it hereunder in such manner as it and such affiliates shall agree in their sole discretion (subject to the terms hereof and of the Commitment Letter). Payment of any fees hereunder will not be subject to counter-claim or setoff for, or be otherwise affected by, any claim or dispute.

(d)    It is understood and agreed that no Additional Bank Party may assign its commitments hereunder without the prior written consent of the Borrower, the Lead Arranger and the Administrative Agent. Notwithstanding the foregoing, each Additional Bank Party may assign its commitments hereunder, in whole or in part, to any of its affiliates (provided that no such assignment to an affiliate shall reduce the amount of such Additional Bank Party’s commitment hereunder or relieve such Additional Bank Party of its obligations to fund such assigned portion of its commitment hereunder).

(e)    Each Additional Bank Party will be relying on the accuracy of the Information and Projections furnished to it by or on behalf of the Borrower without independent verification thereof; however, it is understood that such Additional Bank Party’s commitment with respect to the Bridge Facility hereunder is not conditioned upon the accuracy of such Information or Projections.

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5.    The parties hereto agree that the Borrower intends to obtain a committed term loan facility constituting a Qualifying Term Loan Facility in an aggregate principal amount equal to $500,000,000 (the “Term Loan Facility”), which shall replace a portion of the Bridge Facility in a like amount. In connection therewith, a portion of the commitments under the Bridge Facility in the amount of $500,000,000 have not been syndicated or assigned to the Additional Bank Parties hereunder but have been retained by Bank of America (in addition to any other commitments with respect to the Bridge Facility retained by Bank of America) in anticipation of such portion being replaced by the Term Loan Facility. Accordingly, the parties hereto hereby agree that Exhibit A to the Commitment Letter is hereby amended by inserting immediately after the Section captioned “Mandatory Prepayments” the following new Section captioned “Application of Commitment Reductions and Prepayments”:

“All optional and mandatory prepayments of loans and reductions of commitments with respect to the Bridge Facility as set forth above shall be applied pro rata among the Lenders based on their respective shares of such loans or commitments, as applicable; provided, however, that the first $500,000,000 of the committed amount described in clause (a) under the heading “Mandatory Prepayments” or (without duplication) Net Cash Proceeds of loans under any term loan credit facility described in clause (b) under the heading “Mandatory Prepayments” shall instead be applied to reduce the commitments or loans, as applicable, under the Bridge Facility then held by Bank of America.”

B.	Documentation Precedent

The term “Documentation Precedent” set forth in the Commitment Letter shall mean the Revolving Credit Agreement, dated as of August 24, 2017, among Walgreen Co., Walgreens Boots Alliance, Inc. and Bank of America, N.A., as administrative agent, subject to a modification of the threshold for “Major Subsidiaries” to 10.0% of consolidated total assets of the Borrower and its subsidiaries. Notwithstanding anything in the Fee Letter or in the Commitment Letter to the contrary, the representations, warranties, covenants (including as to the obligation to make subsidiaries guarantors) and events of default included in the Loan Documentation shall not be less favorable to the Lenders than those set forth in (to the extent outstanding on the Funding Date) the Existing Revolving Credit Agreement and the Existing Term Loan Credit Agreement, as amended, amended and restated, modified, refinanced or replaced on or prior to the Funding Date, and Exhibit A to the Commitment Letter shall be deemed modified to the extent necessary to give effect to this Section B.

C.	Miscellaneous

1.    Each Additional Bank Party hereby acknowledges that it has, independently and without reliance upon any of the Commitment Parties or any of their respective affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives, and based on such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into these commitments and to join as a party to the Commitment Letter as set forth herein.

2.    This Joinder Agreement may not be amended, modified or waived, except by an instrument in writing signed by each of the parties hereto; provided that, notwithstanding

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the foregoing, this Joinder Agreement may be amended with only the consent of the Lead Arranger and the Borrower in order to add Additional Bank Parties and accordingly reduce the commitments of Bank of America. This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Each of the Borrower and the Lead Arranger hereby agrees that no amendment, waiver, supplement or other modification to the Commitment Letter shall be entered into unless (x) the Borrower and (y) Bank of America and Additional Bank Parties, collectively in the case of this clause (y), holding more than 50% of the aggregate commitments in respect of the Bridge Facility, shall have consented thereto in writing; provided that (a) the consent of each Additional Bank Party directly affected thereby shall be required with respect to (i) increases in the commitment of such Additional Bank Party, (ii) reductions of interest or fees payable to such Additional Bank Party, (iii) any amendment to clause (i) of the last sentence of the Commitment Letter if the effect thereof is to make the date referred to therein (after giving effect to such amendment) later than the date referred to therein as of March 20, 2018 (after giving effect to any extension of such date in accordance with such clause (i) as in effect as of March 20, 2018); (iv) extensions of scheduled maturities or fixed times for payment of the loans under the Bridge Facility as set forth in the Term Sheet and (v) waiver of any of the Funding Conditions on the Funding Date and (b) the consent of 100% of the Additional Bank Parties shall be required with respect to modifications to the pro rata treatment of payments and the sharing of set-offs and any of the voting percentages. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

3.    This Joinder Agreement (including, for the avoidance of doubt, all of the terms of the Commitment Letter incorporated by reference herein) is the only agreement that has been entered into among the Borrower and each Additional Bank Party with respect to the Bridge Facility and sets forth the entire understanding of the parties with respect thereto. Following the execution and delivery of this Joinder Agreement by each of the parties hereto, the Commitment Letter and this Joinder Agreement shall be construed as a single instrument to the extent necessary to give effect to the provisions hereof.

4.    THE FIFTH PARAGRAPH OF SECTION 6 OF THE COMMITMENT LETTER IS HEREBY INCORPORATED HEREIN BY REFERENCE AND SHALL APPLY HEREUNDER AS IF FULLY SET FORTH HEREIN.

5.    Each party hereto agrees to maintain the confidentiality of this Joinder Agreement and the terms hereof, in accordance with the confidentiality and disclosure provisions set forth in Section 6 of the Commitment Letter and the Additional Bank Parties agree to be bound by Section 6 (other than paragraph 10 of Section 6) of the Commitment Letter to the same extent as if they were “Commitment Parties” thereunder.

6.    Without limiting the provisions of the last paragraph of this Joinder Agreement, each party hereto agrees that this Joinder Agreement shall remain in full force and effect so long as the Commitment Letter remains in full force and effect and will automatically terminate and be of no further force and effect, solely as and to the extent the Commitment Letter terminates in accordance with its terms. For the avoidance of doubt, each Additional Bank Party shall have the benefit of and shall be subject to any and all provisions of the Commitment Letter

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that are applicable to it in accordance with the terms hereof and “survive” the expiration or termination of the Commitment Letter and/or the execution of the Loan Documentation. Except as expressly modified hereby, the Commitment Letter shall remain in full force and effect.

7.    Each party hereto agrees that this Joinder Agreement is not intended to, and does not, confer upon any person other than the parties hereto (and the indemnified persons) any rights or remedies hereunder.

8.    The Borrower acknowledges that certain of the Additional Bank Parities may be    lenders under the Existing Revolving Credit Agreement and/or the Existing Term Loan Credit Agreement, and the Borrower’s and such Additional Bank Party’s and its affiliates rights and obligations under either the Existing Revolving Credit Agreement or the Existing Term Loan Credit Agreement that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties pursuant to this Joinder Agreement, and none of such rights and obligations under such other agreements shall be affected by any Additional Bank Party’s performance or lack of performance hereunder.

9.    To the extent that any Additional Bank Party has executed a short-form commitment letter or other agreement (collectively, the “Other Commitment Agreements”) with respect to the Bridge Facility, such Other Commitment Agreement shall be superseded and replaced in its entirety by this Joinder Agreement and such Other Commitment Agreement (including any obligations or commitments thereunder) shall be of no further force and effect.

This Joinder Agreement shall become effective and the undertaking of the parties hereunder shall become effective on the date (i) the parties hereto deliver to Bank of America executed copies of this Joinder Agreement and (ii) the Additional Bank Parties shall have received the fees required to be paid under clause (i)(a) of Schedule II hereto.

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Very Truly Yours,

BANK OF AMERICA, N.A.

By:	/s/ Molly Daniello
Name:	Molly Daniello
Title:	Vice President

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MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ B. Timothy Keller
Name:	B. Timothy Keller
Title:	Managing Director

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Agreed and acknowledged as of the date first written above:

SALESFORCE.COM, INC.

By:	/s/ Mark J. Hawkins
Name:	Mark J. Hawkins
Title:	President and Chief Financial Officer

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JPMORGAN CHASE BANK, N.A.

By:	/s/ Timothy D. Lee
Name:	Timothy D. Lee
Title:	Executive Director

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WELLS FARGO BANK, N.A.

By:	/s/ Elizabeth Gaynor
Name:	Elizabeth Gaynor
Title:	Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Russell Jeter
Name:	Russell Jeter
Title:	Vice President

[Project Malbec – Signature Page to Joinder Agreement to Commitment Letter]

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Director

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

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BARCLAYS BANK PLC

By:	/s/ Chris Walton
Name:	Chris Walton
Title:	Director

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CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Authorized Signatory

[Project Malbec – Signature Page to Joinder Agreement to Commitment Letter]

BNP PARIBAS

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

By:	/s/ Ade Adedeji
Name:	Ade Adedeji
Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Matt S. Scullin
Name:	Matt S. Scullin
Title:	Vice President

[Project Malbec – Signature Page to Joinder Agreement to Commitment Letter]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Matthew Antioco
Name:	Matthew Antioco
Title:	Director

[Project Malbec – Signature Page to Joinder Agreement to Commitment Letter]

SUNTRUST BANK

By:	/s/ Jeff Titus
Name:	Jeff Titus
Title:	Managing Director

[Project Malbec – Signature Page to Joinder Agreement to Commitment Letter]

MIZUHO BANK, LTD.

By:	/s/ Daniel Guevara
Name:	Daniel Guevara
Title:	Authorized Signatory

[Project Malbec – Signature Page to Joinder Agreement to Commitment Letter]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ George H. Mestre
Name:	George H. Mestre
Title:	Senior Vice President and Director

[Project Malbec – Signature Page to Joinder Agreement to Commitment Letter]